Exhibit 5.2

File No. 254527	Marcus W. Archer
Partner
Direct Phone: (403) 267-9547
E-mail: marcus.archer@macleoddixon.com

Carla Lawson
Assistant
Direct Phone: (403) 267-8180
E-mail: carla.lawson@macleoddixon.com
March 29, 2007
Paramount Resources Ltd.
4700 Bankers Hall West
888 – 3rd Avenue SW
Calgary, Alberta
T2P 5C5
Ladies and Gentlemen:
Re:     Paramount Resources Ltd.
          We hereby consent to the references to our firm name in the prospectus included in the Registration Statement on Form F-10 to be filed with the United States Securities and Exchange Commission relating to the offering of up to US$300,000,000 of debt securities by Paramount Resources Ltd. under the headings “Description of Debt Securities — Enforceability of Judgments” and “Legal Matters”. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Securities Act, 1933 or the rule and regulations promulgated thereunder.

Yours truly, MACLEOD DIXON llp
/s/ Marcus W. Archer
Marcus W. Archer